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                                                                    Exhibit 21.1

NAME OF SUBSIDIARY                                 JURISDICTION OF INCORPORATION
Dresser-Rand Company                               New York
Dresser-Rand Canada, Inc.                          Canada
Dresser-Rand Compressor Co., Ltd. Shanghai         PRC
Dresser-Rand Global Services, LLC                  Delaware
Dresser-Rand India Private Limited                 India
Dresser-Rand Italia S.r.l                          Italy
Dresser-Rand LLC                                   Delaware
Dresser-Rand (Nigeria) Ltd.                        Nigeria
Dresser-Rand S.A.                                  France
Dresser-Rand Services, S. de R.L. de C.V.          Mexico
Multiphase Power and Processing
  Techologies, LLC                                 Delaware
Dresser-Rand de Mexico S.A. de C.V.                Mexico
Dresser-Rand Holding (Delaware) LLC                Delaware
Dresser-Rand International B.V.                    Netherlands
Dresser-Rand Machinery Repair Belgie N.V.          Belgium
Dresser-Rand Power LLC                             Delaware
Dresser-Rand Services B.V.                         Netherlands
Dresser-Rand do Brasil, Ltda.                      Brazil
Dresser-Rand Asia Pacific Sdn. Bhd                 Malaysia
Dresser-Rand de Venezuela, S.A.                    Venezuela
Dresser-Rand Japan Ltd.                            Japan
Dresser-Rand Compressor (Suzhou) Ltd.              PRC
Turbodyne Electric Power Corporation               Delaware
Dresser-Rand Comercio e Industria Ltda.            Brazil
PT Dresser-Rand Services Indonesia                 Indonesia
Dresser-Rand s.r.o.                                Czech Republic
Dresser-Rand B.V.                                  Netherlands
Dresser-Rand & Enserv Services Sdn. Bhd.           Malaysia
Dresser-Rand Overseas Sales Company Ltd.           Delaware
Dresser-Rand Sales Company S.A.                    Switzerland
UZ-DR Service Center                               Uzbekistan
Dresser-Rand Company Ltd.                          UK
Dresser-Rand (U.K.) Ltd.                           UK
Dresser-Rand Services, S.a.r.l                     Switzerland
Dresser-Rand (SEA) Pte. Ltd.                       Singapore
Dresser-Rand S.A. Representative Office
  (Uzbekistan)                                     Uzbekistan
D-R Management GmbH                                Germany
Dresser-Rand Holdings (U.K.) Ltd.                  UK
D-R Holdings (France) S.A.S.                       France
Dresser-Rand S.A. Representative Office (Moscow)   Moscow
D-R Central Service GmbH & Co. KG                  Germany
D-R Holdings (Germany) GmbH                        Germany
Dresser-Rand GmbH                                  Germany
D-R Holdings (Netherlands) B.V.                    Netherlands
D-R Holdings Norway AS                             Norway
Dresser-Rand AS                                    Norway
Dresser-Rand CIS                                   Moscow
Dresser-Rand Asia Pacific Sdn. Bhd.                Singapore
Dresser-Rand (SEA) Pte. Ltd.                       Australia
Dresser-Rand Holding Company                       Venezuela
TES Acquisition, Inc.                              Delaware